Exhibit 99.1

FOR IMMEDIATE RELEASE

BENCHMARK REPORTS SECOND QUARTER 2021 RESULTS

Second quarter 2021 results:

•
Quarterly revenue of $545 million
•
11% year-over-year revenue growth
•
Semi-Cap revenue growth of 60% year-over-year
•
Industrials revenue growth of 15% year-over-year
•
A&D revenue growth of 9% year-over-year
•
Higher-value markets revenue mix of 82%
•
GAAP diluted EPS of $0.20 and non-GAAP diluted EPS of $0.27

TEMPE, AZ, July 28, 2021 – Benchmark Electronics, Inc. (NYSE: BHE) today announced financial results for the second quarter ended June 30, 2021.

	Three Months Ended
	Jun 30,	Mar 31,	Jun 30,
In millions, except EPS	2021	2021	2020
Sales	$545	$506	$491
Net income (loss)(2)	$7	$8	$(3)
Net income – non-GAAP(1)(2)	$10	$8	$3
Diluted earnings (loss) per share(2)	$0.20	$0.22	$(0.09)
Diluted EPS – non-GAAP(1)(2)	$0.27	$0.21	$0.07
Operating margin(2)	2.0%	2.4%	(0.4)%
Operating margin – non-GAAP(1)(2)	2.5%	2.3%	1.2%

(1) A reconciliation of GAAP and non-GAAP results is included below.

(2) Results for the second quarter ended June 30, 2021 and 2020 and first quarter ended March 31, 2021 include the impact of approximately $0.9 million, $4.1 million and $1.4 million of net COVID-19 related costs, respectively.

"In the second quarter, we delivered double digit revenue growth year-over-year from continued strength in the Semi-Cap market, improving Industrials demand, and strength in the Telecommunications sector,” said Jeff Benck, Benchmark’s President and CEO.  “Additionally, we expanded gross and operating margins supported by our strong revenue growth.”

“I am particularly pleased with our team’s execution in the quarter given the challenges related to the global supply chain constraints and facility disruptions in Malaysia related to the pandemic.  Strong end market demand, new program ramps, and operational execution provide momentum for sequential growth in revenue and gross margins through the balance of 2021.”

Cash Conversion Cycle

	Jun 30,	Mar 31,	Jun 30,
	2021	2021	2020
Accounts receivable days	48	49	55
Contract asset days	26	26	28
Inventory days	75	69	72
Accounts payable days	(69)	(64)	(61)
Advance payments from customers days	(16)	(15)	(10)
Cash Conversion Cycle days	64	65	84

Second Quarter 2021 Industry Sector Update

Revenue and percentage of sales by industry sector (in millions) was as follows.

	Jun 30,		Mar 31,		Jun 30,
Higher-Value Markets	2021		2021		2020
Medical	$109	20%	$109	21%	$135	27%
Semi-Cap	139	26	113	22	87	18
A&D	97	18	89	18	88	18
Industrials	100	18	95	19	87	18
	$445	82%	$406	80%	$397	81%

	Jun 30,		Mar 31,		Jun 30,
Traditional Markets	2021		2021		2020
Computing	$40	7%	$44	9%	$44	9%
Telecommunications	60	11	56	11	50	10
	$100	18%	$100	20%	$94	19%
Total	$545	100%	$506	100%	$491	100%

Overall, higher-value market revenues were up 9% quarter-over-quarter and 12% year-over-year from growth in semi-cap, industrials and A&D. Traditional market revenues were flat quarter-over-quarter and up 7% year-over-year primarily from growth in the telecommunications sector.

Third Quarter 2021 Outlook

•
Revenue between $555 - $595 million
•
Diluted GAAP earnings per share between $0.27 - $0.35
•
Diluted non-GAAP earnings per share between $0.33 - $0.41 (excluding restructuring charges and other costs and amortization of intangibles)
•
This guidance takes into consideration all known constraints for the quarter and assumes no further significant interruptions to our supply base, operations or customers. Guidance also assumes no material changes to end market conditions due to COVID-19.

Restructuring charges are expected to range between $0.8 million and $1.2 million in the third quarter and the amortization of intangibles is expected to be $1.7 million in the third quarter.

Second Quarter 2021 Earnings Conference Call

The Company will host a conference call to discuss the results today at 5:00 p.m. Eastern Time. The live webcast of the call and accompanying reference materials will be accessible by logging on to the Company's website at www.bench.com. A replay of the broadcast will also be available until Wednesday, August 4, 2021 on the Company's website.

About Benchmark Electronics, Inc.

Benchmark provides comprehensive solutions across the entire product life cycle by leading through its innovative technology and engineering design services, leveraging its optimized global supply chain and delivering world-class manufacturing services in the following industries: commercial aerospace, defense, advanced computing, next generation telecommunications, complex industrials, medical, and semiconductor capital equipment. Benchmark's global operations include facilities in seven countries and its common shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Lisa K. Weeks, Senior Vice President, Chief Strategy Officer

623-300-7052 or lisa.weeks@bench.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts and may include words such as “anticipate,” “believe,” “intend,” “plan,” “project,” “forecast,” “strategy,” “position,” “continue,” “estimate,” “expect,” “may,” “will,” “could,” “predict,” and similar expressions or the negative or other variations thereof. In particular, statements, express or implied, concerning future operating results, our ability to generate sales, income or cash flow, the anticipated impact of the COVID-19 pandemic, the outlook and guidance for third quarter 2021 results, our anticipated plans and responses to the COVID-19 pandemic, our expected revenue mix, our business strategy and strategic initiatives, our repurchases of shares of our common stock and our intentions concerning the payment of dividends, among others, are forward-looking statements. Although we believe these statements are based upon reasonable assumptions, they involve risks, uncertainties and assumptions that are beyond our ability to control or predict, relating to operations, markets and the business environment generally, including those discussed under Part I, Item 1A of the company's Annual Report on Form 10-K for the year ended December 31, 2020 and in any of our subsequent reports filed with the Securities and Exchange Commission (SEC). In particular, these statements also depend on the duration, severity and evolution of the COVID-19 pandemic and related risks, including the emergence and severity of its variants, the availability of vaccines and potential hesitancy to utilize them, government and other third-party responses to it and the consequences for the global economy, our business and the businesses of our suppliers and customers, as well as our ability (or inability) to execute on our plans to respond to the COVID-19 pandemic. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes, including the future results of our operations, may vary materially from those indicated. Undue reliance should not be placed on any forward-looking statements. Forward-looking statements are not guarantees of performance. All forward-looking statements included in this document are based upon information available to us as of the date of this document, and we assume no obligation to update.

Non-GAAP Financial Measures

This document includes certain financial measures that exclude items and therefore are not in accordance with U.S. generally accepted accounting principles (“GAAP”).   A detailed reconciliation between GAAP results and results excluding certain items (“non-GAAP”) is included in the following tables attached to this document. Management discloses non‐GAAP information to provide investors with additional information to analyze the Company’s performance and underlying trends.  Management also uses non‐GAAP measures in order to better assess operating performance and help investors compare results with our previous guidance. In situations where a non-GAAP reconciliation has not been provided, the Company was unable to provide such a reconciliation without unreasonable effort due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. The Company’s non‐GAAP information is not necessarily comparable to the non‐GAAP information used by other companies.  Non‐GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as a measure of the Company’s profitability or liquidity.  Readers should consider the types of events and transactions for which adjustments have been made.

###

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statements of Income (Loss)

(Amounts in Thousands, Except Per Share Data)

(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Sales	$544,662	$490,966	$1,050,383	$1,005,930
Cost of sales	496,749	456,294	960,243	927,897
Gross profit	47,913	34,672	90,140	78,033
Selling, general and administrative expenses	34,034	28,516	64,582	60,091
Amortization of intangible assets	1,599	2,371	3,197	4,752
Restructuring charges and other costs	1,581	5,657	3,172	8,572
Ransomware incident related costs (recovery), net	—	—	(3,444)	—
Income (loss) from operations	10,699	(1,872)	22,633	4,618
Interest expense	(2,079)	(2,351)	(4,228)	(4,053)
Interest income	164	287	329	886
Other income (expense), net	440	32	164	(630)
Income (loss) before income taxes	9,224	(3,904)	18,898	821
Income tax expense (benefit)	1,855	(497)	3,612	376
Net income (loss)	$7,369	$(3,407)	$15,286	$445
Earnings (loss) per share:
Basic	$0.21	$(0.09)	$0.42	$0.01
Diluted	$0.20	$(0.09)	$0.42	$0.01
Weighted-average number of shares used in calculating earnings (loss) per share:
Basic	35,753	36,439	36,000	36,614
Diluted	36,061	36,439	36,474	36,863

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(UNAUDITED)

(in thousands)

	June 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$369,301	$390,808
Restricted cash	1,142	5,182
Accounts receivable, net	290,073	309,331
Contract assets	154,629	142,779
Inventories	415,322	327,377
Other current assets	36,510	26,874
Total current assets	1,266,977	1,202,351
Property, plant and equipment, net	188,318	185,272
Operating lease right-of-use assets	89,567	79,966
Goodwill and other, net	273,929	276,646
Total assets	$1,818,791	$1,744,235

Liabilities and Shareholders’ Equity
Current liabilities:
Current installments of long-term debt and finance lease obligations	$9,259	$9,161
Accounts payable	380,164	282,208
Advance payments from customers	88,686	84,122
Accrued liabilities	103,300	105,645
Total current liabilities	581,409	481,136
Long-term debt and finance lease obligations, less current installments	126,639	131,051
Operating lease liabilities	80,580	72,120
Other long-term liabilities	62,885	70,340
Shareholders’ equity	967,278	989,588
Total liabilities and shareholders’ equity	$1,818,791	$1,744,235

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows

(in thousands)

(UNAUDITED)

	Six Months Ended
	June 30,
	2021	2020
Cash flows from operating activities:
Net income	$15,286	$445
Depreciation and amortization	21,994	24,531
Stock-based compensation expense	6,863	6,044
Accounts receivable, net	18,959	20,356
Contract assets	(11,850)	7,420
Inventories	(88,634)	(48,668)
Accounts payable	92,677	6,980
Advance payments from customers	4,563	15,267
Other changes in working capital and other, net	(19,585)	(12,457)
Net cash provided by operations	40,273	19,918

Cash flows from investing activities:
Additions to property, plant and equipment and software	(18,619)	(23,290)
Other investing activities, net	188	2,576
Net cash used in investing activities	(18,431)	(20,714)

Cash flows from financing activities:
Share repurchases	(30,319)	(19,329)
Net debt activity	(4,543)	25,608
Other financing activities, net	(14,204)	(12,802)
Net cash used in financing activities	(49,066)	(6,523)

Effect of exchange rate changes	1,677	(218)
Net increase in cash and cash equivalents and restricted cash	(25,547)	(7,537)
Cash and cash equivalents and restricted cash at beginning of year	395,990	363,956
Cash and cash equivalents and restricted cash at end of period	$370,443	$356,419

Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results

(Amounts in Thousands, Except Per Share Data)

(UNAUDITED)

	Three Months Ended			Six Months Ended
	Jun 30,	Mar 31,	Jun 30,	Jun 30,
	2021	2021	2020	2021	2020
Income (loss) from operations (GAAP)	$10,699	$11,934	$(1,872)	$22,633	$4,618
Restructuring charges and other costs	1,581	1,591	5,657	3,172	7,565
Ransomware incident related costs (recovery), net	—	(3,444)	—	(3,444)	—
Impairment	—	—	—	—	1,007
Customer insolvency (recovery)	(153)	(32)	(353)	(185)	(353)
Amortization of intangible assets	1,599	1,598	2,371	3,197	4,752
Non-GAAP income from operations	$13,726	$11,647	$5,803	$25,373	$17,589

Gross Profit (GAAP)	$47,913	$42,227	$34,672	$90,140	$78,033
Customer insolvency (recovery)	(153)	(32)	(353)	(185)	(353)
Non-GAAP gross profit	$47,760	$42,195	$34,319	$89,955	$77,680

Selling, general and administrative expenses (GAAP)	$34,034	$30,548	$28,516	$64,582	$60,091
Non-GAAP selling, general and administrative expenses	$34,034	$30,548	$28,516	$64,582	$60,091

Net income (loss) (GAAP)	$7,369	$7,917	$(3,407)	$15,286	$445
Restructuring charges and other costs	1,581	1,591	5,657	3,172	7,565
Ransomware incident related costs (recovery), net	—	(3,444)	—	(3,444)	—
Customer insolvency (recovery)	(153)	(32)	(353)	(185)	(353)
Amortization of intangible assets	1,599	1,598	2,371	3,197	4,752
Impairment	—	—	—	—	1,007
Income tax adjustments(1)	(633)	169	(1,584)	(464)	(2,623)
Non-GAAP net income	$9,763	$7,799	$2,684	$17,562	$10,793

Diluted earnings (loss) per share:
Diluted (GAAP)	$0.20	$0.22	$(0.09)	$0.42	$0.01
Diluted (Non-GAAP)	$0.27	$0.21	$0.07	$0.48	$0.29

Weighted-average number of shares used in
calculating diluted earnings (loss) per share:
Diluted (GAAP)	36,061	36,711	36,439	36,474	36,863
Diluted (Non-GAAP)	36,061	36,711	36,689	36,474	36,863

Net cash provided by operations	$3,660	$36,613	$23,027	$40,273	$19,918
Additions to property, plant and equipment and software	(12,197)	(6,422)	(10,394)	(18,619)	(23,290)
Free cash flow (free cash flow used)	$(8,537)	$30,191	$12,633	$21,654	$(3,372)

(1)
This amount represents the tax impact of the non-GAAP adjustments using the applicable effective tax rates.